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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use of our report, incorporated herein by reference, relating to the consolidated statements of condition of Constellation Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the May 5, 1994 report on Form 8-K of CoreStates Financial Corp. Our report refers to a change in accounting for postretirement benefits, other than pensions, income taxes and certain investments in debt and equity securities in 1993. The financial statements referred to above are not separately presented in such report on Form 8-K. We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus.

                                          /s/ KPMG Peat Marwick

Short Hills, New Jersey
May 5, 1994